UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Security Exchange Act of 1934
Date of report (Date of earliest event reported): December 8, 2008
DUNCAN ENERGY PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33266	20-5639997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1100 Louisiana, 10th Floor
Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)
(713) 381-6500
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Executive Summary of Dropdown Transaction
          As further described in this Current Report on Form 8-K, on December 8, 2008, Duncan Energy Partners L.P. (“DEP”) entered into and consummated a purchase transaction with certain subsidiaries of Enterprise Products Partners L.P. (“EPD”), whereby a wholly-owned subsidiary of DEP indirectly acquired the following controlling ownership interests:
▪	a 66% general partnership interest in Enterprise GC, L.P. (“Enterprise GC”);

▪	a 51% general partnership interest in Enterprise Intrastate L.P. (“Enterprise Intrastate”); and

▪	a 51% membership interest in Enterprise Texas Pipeline LLC (“Enterprise Texas”).
          Collectively, we refer to Enterprise GC, Enterprise Intrastate and Enterprise Texas as the “DEP II Midstream Businesses.” The total value of consideration paid by DEP to EPD is $730.0 million, which consists of $280.5 million of cash and 37,333,887 Class B units.
          The Class B units issued to EPD will receive a pro rated cash distribution for the distribution that DEP will pay with respect to the fourth quarter of 2008 for the 24-day period from the closing date of this transaction to December 31, 2008. On February 1, 2009, the Class B units will convert into common units of DEP.
          Generally, this transaction provides that to the extent that the DEP II Midstream Businesses generate cash sufficient to pay distributions to their partners or members, such cash will be distributed to DEP and EPD in an amount sufficient to generate an aggregate annualized return on their respective investment of approximately 12%. Distributions in excess of this amount, will be distributed 98% to EPD and 2% to DEP. Additional details of the distribution methodology are provided further herein.
          The board of directors of the general partner of DEP approved the transaction based on a recommendation from its audit, conflicts and governance committee. The audit, conflicts and governance committee, which is comprised entirely of independent directors, retained independent legal counsel to assist it in evaluating and negotiating the transaction. In addition, the committee received a fairness opinion from an independent investment banking firm with respect to the consideration paid by DEP in the transaction.

Item 1.01. Entry into a Material Definitive Agreement
     Purchase Agreement and Third Amendment to DEP Partnership Agreement
          On December 8, 2008, DEP entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Enterprise Products Operating LLC (“EPO”) and Enterprise GTM Holdings L.P. (“Enterprise GTM,” and together with EPO, the “Seller Parties”), and DEP Holdings, LLC, DEP Operating Partnership, L.P. (“DEP OLP”), DEP OLP GP, LLC (“OLP GP”). Pursuant to the Purchase Agreement, DEP OLP, an indirect, wholly owned subsidiary of DEP, acquired from the Seller Parties 100% of the membership interests in Enterprise Holding III, LLC (“Enterprise III”), a wholly owned subsidiary of Enterprise GTM, thereby acquiring a 66% general partnership interest in Enterprise GC, a 51% general partnership interest in Enterprise Intrastate and a 51% membership interest in Enterprise Texas. EPO owns DEP Holdings, LLC, the general partner of DEP.
          Prior to this dropdown transaction, Enterprise GC, Enterprise Intrastate and Enterprise Texas were indirect, wholly owned subsidiaries of EPO. As consideration for the conveyance of the Enterprise III membership interests to DEP, the Seller Parties received $280.5 million in cash and 37,333,887 Class B units representing limited partner interests (convertible automatically on February 1, 2009, the date immediately after the record date for distributions relating to the fourth quarter of 2008, into 37,333,887 common units) in DEP having a market value of $449.5 million, or $12.04 per unit. The total value of the consideration provided to the Seller Parties is $730.0 million. In addition to issuance of the Class B units, DEP sold 41,529 of its common units to EPO at a price of $12.04 per unit in a registered equity offering, which generated net proceeds of $0.5 million to DEP.
          As a result of this transaction, DEP’s units outstanding (on a fully diluted basis) increased by 37,375,416 to 57,676,987. With respect to distributions relating to the fourth quarter of 2008, the Class B units will be entitled to cash distributions on an as-converted basis with respect to the fourth quarter of 2008, in an amount equal to (i) the distribution per unit paid on DEP’s common units less (ii) an amount equal to (A) the distribution per unit declared by DEP with respect to the fourth quarter of 2008 multiplied by (B) the quotient obtained by dividing (1) 68 (the number of days from October 1, 2008 to and including December 8, 2008) by (2) 92 (the total number of days in the fourth quarter of 2008).
          Pursuant to the Third Amendment to Amended and Restated Partnership Agreement of DEP dated as of December 8, 2008 (the “Third Amendment”), DEP designated a new class of limited partner interests, the Class B units. The Third Amendment authorizes 37,333,887 Class B units, all of which are being issued pursuant to the Purchase Agreement. The Class B units will automatically be converted into DEP common units on February 1, 2009, which is the day immediately after the record date with respect to DEP’s fourth quarter of 2008 distribution. Under this amendment, and prior to conversion into DEP common units, the Class B units will be entitled to distributions with respect to the fourth quarter of 2008 as described above.
          Under the Purchase Agreement, EPO agreed that, for a period of 24 months from the closing date, neither EPO or any of its Affiliates (as such term is defined in our partnership agreement) or any of their successors in interest will exercise any of its rights under Article XV of the partnership agreement unless the 80% threshold contemplated by such article is achieved without giving effect (in the numerator or the denominator) to any of the Class B units constituting Unit Consideration or the common units issuable upon conversion thereof that then are beneficially owned (excluding the effect of any transactions for which the primary purpose was to circumvent this provision) by our general partner or any of its Affiliates, as contemplated by such article.
          The foregoing descriptions of the Purchase Agreement and the Third Amendment are not complete and are qualified in their entirety by reference to the full and complete terms of such agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 3.1, respectively, and incorporated herein by reference.

          The board of directors of the general partner of DEP approved the transaction based on a recommendation from its audit, conflicts and governance committee. The audit, conflicts and governance committee, which is comprised entirely of independent directors, retained independent legal counsel to assist it in evaluating and negotiating the transaction. In addition, the committee received a fairness opinion from an independent investment banking firm with respect to the consideration paid by DEP in the transaction.
     Contribution Agreement
          On December 8, 2008, DEP entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with OLP GP, DEP OLP, Enterprise GTM and Enterprise III in connection with the Purchase Agreement. Pursuant to the Contribution Agreement, Enterprise GTM conveyed 100% of the membership interests in Enterprise III to DEP, and DEP conveyed all of such interests to DEP OLP. In addition, in connection with these conveyances, Enterprise GTM also conveyed to Enterprise III under the Contribution Agreement certain interests in Enterprise Intrastate, Enterprise GC and Enterprise Texas with the resulting interests owned by Enterprise III as noted above.
          The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Contribution Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.
     Agreements of Limited Partnership – Enterprise GC and Enterprise Intrastate
          On December 8, 2008, Enterprise GC entered into its Third Amended and Restated Agreement of Limited Partnership and Enterprise Intrastate entered into its Fourth Amended and Restated Agreement of Limited Partnership (together, the “Agreements of Limited Partnership”). Pursuant to the Agreements of Limited Partnership, Enterprise GTM is the sole limited partner of each of Enterprise GC and Enterprise Intrastate, and Enterprise III, which is a wholly owned subsidiary of DEP OLP, is the general partner of each of these entities. Enterprise III owns a 66% general partner interest in Enterprise GC and a 51% general partner interest in Enterprise Intrastate. Enterprise GTM owns a 34% limited partner interest in Enterprise GC and a 49% limited partner interest in Enterprise Intrastate.
          The Agreements of Limited Partnership provide that subject to the conditions of, and in the absence of any default or event of default under, any credit agreements, Enterprise GC and Enterprise Intrastate will make quarterly distributions of their available cash to partners. Enterprise GC and Enterprise Intrastate will distribute such cash to their partners in accordance with each partner’s respective Distribution Ratio. The “Distribution Ratios” are: (i) with respect to Enterprise GC, 66% for Enterprise III and 34% for Enterprise GTM; and (ii) with respect to Enterprise Intrastate, 51% for Enterprise III and 49% for Enterprise GTM. With respect to any quarterly operating cash flow deficit of Enterprise GC or Enterprise Intrastate, the general partner may require the partners to fund such shortfall by cash contributions in accordance with their Distribution Ratios.
          The Agreements of Limited Partnership further provide that no other mandatory capital contributions are required. However, the general partner may request additional capital contributions to fund expansion projects. Except as otherwise provided in the Agreements of Limited Partnership, any such required capital contributions for expansion cash calls in connection with an expansion project will be made by the expansion participating partners in accordance with their respective Expansion Sharing Ratio (as defined below).
          Unless agreed to otherwise by all of the participating partners, the funding by each expansion participating partner will be an amount equal to the product of (i) the aggregate amount of the expansion project costs multiplied by (ii) a fraction, the numerator of which is the Percentage Interest (as defined below) of such participating partner and the denominator of which is the aggregate Percentage Interest of all of the expansion participating partners.
          The “Percentage Interest” of Enterprise III in each of the DEP II Midstream Businesses is 22.6%. This interest was determined by dividing the aggregate consideration paid or issued by DEP for the DEP II Midstream Businesses, or $730.0 million, by the aggregate value of the DEP II Midstream Businesses, or approximately $3.2 billion. The Percentage Interest for Enterprise GTM in each of the DEP II Midstream Businesses (including Enterprise Texas) is 77.4%. In accordance with the Agreements of Limited Partnership and the Enterprise Texas’ Company Agreement (see related section under this Item 1.01), we will maintain each partner/member’s capital account through income or loss allocations that will in part follow cash distributions provided to Enterprise III and Enterprise GTM by each of the DEP II Midstream Businesses.
          The Agreements of Limited Partnership provide that the general partner will provide at least 30 but not more than 90 days’ prior written notice to the partners stating the date capital contributions are due, the aggregate amount of the capital contribution required and each partner’s share thereof, and setting forth in reasonable detail the proposed expansion project and expansion costs associated therewith. Enterprise III is required to advise Enterprise GTM in writing within 20 days whether it elects to make an expansion capital contribution. Any failure to respond within such 20-day period will be deemed an election by Enterprise III not to make an expansion capital contribution. If Enterprise III later elects to make an expansion capital contribution, then Enterprise III will be required to make a capital contribution in accordance with the partnership agreement for its share of the project costs.
          If Enterprise III elects not to participate in an expansion project, then Enterprise GTM may make additional capital contributions of cash in an amount equal to 100% of such expansion cash call. Any capital contributions to fund expansion projects made by either Enterprise III or Enterprise GTM will increase such partner’s Distribution Base under the Company Agreement of Enterprise Texas, as discussed further below.
          Each of the Agreements of Limited Partnership states that approval by both partners is required for the following:
▪	any amendment to the partnership agreement;

▪	any waiver or consent pursuant to any provision of the partnership’s certificate of limited partnership or partnership agreement that may adversely affect the holders of any interests;

▪	the issuance of any equity securities (or any securities convertible, exercisable or exchangeable into any equity securities) by any subsidiary of either Enterprise GC or Enterprise Intrastate to any person other than one of their direct or indirect wholly owned subsidiaries; or

▪	any repurchase or redemption of any equity interests of the Enterprise GC or Enterprise Intrastate (or their respective subsidiaries).
          Furthermore, in connection with a liquidation of either partnership, partnership property will be distributed among the partners in accordance with the positive capital account balances of the partners, as determined after taking into account all capital account adjustments for the taxable year of the partnership during which the liquidation of the partnership occurs (other than those made by reason of such liquidation). Any such distributions will be made by the end of the taxable year of the partnership during which the liquidation of the partnership occurs (or, if later, 90 days after the date of the liquidation).
          The foregoing descriptions of the Agreements of Limited Partnership are not complete and are qualified in their entirety by reference to the full and complete terms of each agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.3 and 10.4, respectively.
     Company Agreement – Enterprise Texas
          On December 8, 2008, Enterprise Texas entered into an Amended and Restated Company Agreement (the “Company Agreement”). Enterprise Texas will be managed by Enterprise III. The Company Agreement provides that subject to the conditions of, and the absence of any default or event of default under, any credit agreements, Enterprise Texas will make quarterly distributions of its available cash to its members. Enterprise Texas will distribute such available cash, to the extent sufficient cash flow is available, to its members as follows:
▪	first, to Enterprise III as a “Tier I distribution,” up to an amount equal to (i) 0.25 times the priority return (initially 11.85%, but which may be adjusted as discussed below) multiplied by the “Enterprise III Distribution Base” (initially $730.0 million, subject to increase for contributions related to expansion projects as described below), plus (ii) aggregate net cash contributions, if any, made by Enterprise III to the DEP II Midstream Businesses with respect to such period (excluding those contributions related to expansion projects) to fund a quarterly operating cash flow deficit, less (iii) aggregate net cash distributions, if any, received by Enterprise III from Enterprise GC and Enterprise Intrastate with respect to such period; plus (iv) any unpaid shortfall in the Tier I distribution with respect to the entire calendar year; then,

▪	second, to Enterprise GTM as a “Tier II distribution,” up to an amount equal to (i) 0.25 times the priority return (initially 11.85%, but which may be adjusted as discussed below) multiplied by the “Enterprise GTM Distribution Base” (initially $452.1 million, subject to increase for contributions related to expansion projects as described below), plus (ii) aggregate net cash contributions, if any, made by Enterprise GTM to the DEP II Midstream Businesses with respect to such period (excluding those contributions related to expansion projects) to fund a quarterly operating cash flow deficit, less (iii) aggregate net cash distributions, if any, received by Enterprise GTM from Enterprise GC and Enterprise Intrastate with respect to such period; plus (iv) any unpaid shortfall in the Tier II distribution with respect to previous periods in the same calendar year; then,

▪	third, 2% to Enterprise III and 98% to Enterprise GTM of such residual cash flow as the “Tier III distribution.”
          With respect to any quarterly operating cash flow deficit of Enterprise Texas (excluding for purposes of clarification cash needed for acquisitions or expansion projects), the manager or the board may require the members to fund such shortfall by cash contributions in accordance with their respective member interests.
          As noted above, the Percentage Interests under the Enterprise Texas Company Agreement are: 22.6% for Enterprise III and 77.4% for Enterprise GTM. The parties’ “Voting Ratios” under the Enterprise Texas Company Agreement are: 51% for Enterprise III and 49% for Enterprise GTM.
          The initial priority return is 11.85%. This initial priority return was determined by the parties based on DEP’s estimated weighted-average cost of capital at the closing date, plus 1%. The priority return will be increased by 2% each calendar year. The initial Enterprise III Distribution Base and the Enterprise GTM Distribution Base amounts represent negotiated values between DEP and the Seller Parties. If Enterprise III participates in an expansion project in any of the DEP II Midstream Businesses, it may request an incremental adjustment to the then-applicable priority return to reflect its (or its affiliates’) weighted-average cost of capital associated with such contribution. To the extent that Enterprise III and/or Enterprise GTM make capital contributions to fund expansion capital projects at any of the DEP II Midstream Businesses, the Distribution Base of the contributing member will be increased by that member’s capital contribution at the time such contribution is made.
          Except as otherwise provided in the Company Agreement, any capital contributions for expansion cash calls in connection with an expansion project will be made by the participating members in accordance with their Expansion Sharing Ratio (as defined below).
          Unless otherwise agreed to by all of the expansion participating members, each expansion participating member will be responsible for funding an amount equal to the product of (i) the aggregate amount of the expansion project costs multiplied by (ii) a fraction, the numerator of which is the Percentage Interest of such participating member and the denominator of which is the aggregate Percentage Interest of all of the expansion participating members.

          The Company Agreement provides that the manager (or board) will provide written notice to the members of the date contributions are due, which date shall be not less than 30 nor more than 90 days following the date of such notice, the aggregate amount of the capital contribution required and each member’s share thereof, and setting forth in reasonable detail the proposed expansion project and expansion costs associated therewith. Enterprise III is required to advise Enterprise GTM in writing within 20 days whether it elects to make an expansion capital contribution. Any failure to respond within such 20-day period will be deemed an election by Enterprise III to not participate in such expansion project. If Enterprise III later elects to participate in such expansion project, then Enterprise III will be required to make a capital contribution in accordance with the Company Agreement for its share of the project costs.
          If Enterprise III elects not to participate in an expansion project, then Enterprise GTM may make additional capital contributions of cash in an amount equal to 100% of such expansion cash call.
          The Company Agreement states that approval by both members is required for the following:
▪	any amendment or restatement of the Company Agreement, or the repeal or adoption of a new Company Agreement, or any amendment or restatement of the certificate of formation of Enterprise Texas;

▪	any increase or decrease of the number of directors constituting the Board;

▪	any fundamental business transaction by Enterprise Texas;

▪	any action that would make it impossible to carry out the ordinary business of Enterprise Texas as described in Section 101.356(c) of the Texas Limited Liability Company Laws (the “TLLCL”);

▪	any actions and matters set forth in Section 101.356(d) of the TLLCL;

▪	the approval or permission by Enterprise Texas of the issuance of any equity securities (or any securities convertible, exercisable or exchangeable into any equity securities) by any of subsidiary of Enterprise Texas to any person other than direct or indirect wholly owned subsidiaries of Enterprise Texas; or

▪	the approval or permission by Enterprise Texas of any repurchases or redemptions of any equity interest of Enterprise Texas or any of its subsidiaries (other than of equity interests of its subsidiaries by the Company or any direct or indirect wholly owned subsidiaries of Enterprise Texas).
          In connection with a liquidation of Enterprise Texas, company property will be distributed among the members in accordance with the positive capital account balances of the members, as determined after taking into account all capital account adjustments for the taxable year of the company during which the liquidation of the company occurs (other than those made by reason of such liquidation). Any such distributions will be made by the end of the taxable year of the company during which the liquidation of the company occurs (or, if later, 90 days after the date of the liquidation).
          The foregoing description of the Company Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Company Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.5 and incorporated herein by reference.
     Omnibus Agreement
          On December 8, 2008, EPO, DEP, DEP OLP, Enterprise Texas, Enterprise Intrastate, Enterprise GC and certain other DEP subsidiaries entered into an Amended and Restated Omnibus Agreement (“Omnibus Agreement”).

          As part of the amendments to the Omnibus Agreement, the equity interests in each of the DEP subsidiaries are subject to, and have rights relating to, preemptive rights and rights of first refusal. EPO also indemnified DEP for any expenditure incurred by Enterprise Texas, Enterprise GC or Enterprise Intrastate related to certain environmental remediation costs and other matters.
          Under the Omnibus Agreement, EPO has also agreed to reimburse Enterprise Texas for capital expenditures (currently estimated at approximately $1.4 million) necessary to complete construction of the Sherman pipeline extension.
          As part of the amendments to the Omnibus Agreement, the parties to the Omnibus Agreement also agree to negotiate in good faith amendments to the partnership or company agreements of Enterprise Texas, Enterprise GC and Enterprise Intrastate relating to other business terms at any time the other party believes business circumstances have changed. Furthermore, EPO agrees to offer to DEP participation in any future expansion capital projects that are related to any assets owned by Enterprise Texas.
          The foregoing description of the Omnibus Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Omnibus Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.6 and incorporated herein by reference.
     Term Loan Agreement
          On April 18, 2008, DEP entered into a standby Term Loan Agreement with Wachovia Bank, N.A. as administrative agent and lender, and the co-syndication agents, co-documentation agents and other lenders named therein, consisting of commitments for up to a $300.0 million senior unsecured term loan (as amended by the First Amendment, dated as of July 11, 2008, the “DEP II Term Loan Agreement”). Subsequently, commitments under this agreement decreased to approximately $282.3 million. DEP borrowed the full amount of approximately $282.3 million under the DEP II Term Loan Agreement on December 8, 2008.
          Loans under the DEP II Term Loan Agreement are due and payable on December 8, 2011 (the “maturity date”). DEP may also prepay loans under the DEP II Term Loan Agreement at any time, subject to prior notice in accordance with the credit agreement. Loans may also be payable earlier in connection with an event of default.
          Loans under the DEP II Term Loan Agreement bear interest of the type specified in the applicable borrowing request, and consist of either ABR loans or Eurodollar loans. The types of interest for ABR Loans and Eurodollar loans are determined by reference to the LIBO Rate or the Alternate Base Rate (both rates as defined in the credit agreement).
          The DEP II Term Loan Agreement contains customary affirmative and negative covenants, including:
•	a limitation on indebtedness based on 50% of DEP’s consolidated EBITDA for the period of four full fiscal quarters then most recently ended (excluding other indebtedness in an aggregate principal amount not exceeding $25 million, and certain other specified exceptions);

•	a limitation on liens;

•	a limitation on fundamental changes, including mergers, consolidations and sales of all or substantially all assets or the equity interests of any of its subsidiaries (other than project finance subsidiaries);

•	an investment restriction on investments in project finance subsidiaries;

•	a restricted payment limitation, which includes a basket of up to $20.0 million in addition to other permitted restricted payments;

•	a limitation on DEP’s ability to permit agreements or arrangements on the ability of any subsidiary (other than a project finance subsidiary) to pay dividends or make other distributions or pay any indebtedness owed to DEP or any of its subsidiaries, or to make subordinate loans or advance to or make other investments in DEP or any of its subsidiaries, other than specified exceptions;

•	financial condition covenants, including maintenance of (i) a ratio of consolidated EBITDA to consolidated interest expense for the four full fiscal quarters most recently ended of not less than 2.75 to 1.00 as of the last day of any fiscal quarter and (ii) a leverage ratio of consolidated indebtedness to consolidated EBITDA for the four full fiscal quarters most recently ended not in excess of 5.00 to 1.00 as of the last day of any fiscal quarter, subject to certain adjustments for specified acquisitions;

•	a limitation on asset dispositions; and

•	a limitation on affiliate transactions.
          DEP paid the administrative agent and the lenders customary fees in connection with the execution of the standby agreement on the closing date.
          The foregoing descriptions of the DEP II Term Loan Agreement are not complete and are qualified in its entirety by reference to the full and complete terms of the DEP II Term Loan Agreement, including the First Amendment thereto, which are attached to this Current Report on Form 8-K as Exhibits 10.7 and 10.8, respectively, and incorporated herein by reference.
     Unit Purchase Agreement
          On December 8, 2008, DEP and EPO entered into a Unit Purchase Agreement (“Unit Purchase Agreement”), pursuant to which EPO purchased 41,529 DEP common units for an aggregate purchase price of $0.5 million, or $12.04 per unit. The price per unit was equal to the closing price per unit on December 5, 2008 as reported by the New York Stock Exchange. No commissions or discounts were paid in connection with this sale of common units. This sale of common units was registered on DEP’s Registration Statement on Form S-3 and included in a final prospectus supplement filed on December 8, 2008.
          The foregoing description of the Unit Purchase Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Unit Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.9 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.
          On December 8, 2008, DEP acquired 100% of the member interests in Enterprise III, which owns equity interests in Enterprise GC, Enterprise Intrastate and Enterprise Texas. See the disclosure set forth in Item 1.01 for more information regarding the assets acquired and consideration paid for these controlling equity interests, which disclosure is incorporated by reference into this Item 2.01.
          We will account for this transaction as a reorganization of entities under common control; therefore, we will consolidate the DEP II Midstream Businesses using EPO’s consolidated historical cost basis in each. There will be no step-up in basis recorded by DEP (as in a third party purchase accounting transaction) and no gain or loss recorded by the Seller Parties as a result of this transaction.
Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          On April 18, 2008, DEP entered into the DEP II Term Loan Agreement, and on December 8, 2008, DEP borrowed approximately $282.3 million under this credit agreement. The description of the DEP II Term Loan Agreement in Item 1.01 is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
          On December 8, 2008, DEP issued 37,333,887 Class B units in a private placement to EPO as described above under Item 1.01, which description is incorporated by reference into this Item 3.02. DEP relied upon the exemption set forth in Section 4(2) under the Securities Act of 1933, as amended, in connection with the private placement of these securities.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
          On December 8, 2008, the Partnership executed a Third Amendment. The description of the Third Amendment set forth in Item 1.01, and the Third Amendment attached to this Current Report on Form 8-K as Exhibit 3.1, are incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
          A copy of the press release announcing the completion of the dropdown transaction is filed herewith as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired.
          The required financial statements are attached hereto as Exhibit 99.1 and are incorporated herein by reference.
     (b) Pro forma financial information.
          The required pro forma financial information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     (d) Exhibits.

Exhibit No.	Description

3.1	Third Amendment to Amended and Restated Partnership Agreement of Duncan Energy Partners L.P. dated as of December 8, 2008.

5.1	Opinion of Stephanie C. Hildebrandt, Esq. re validity of common units.

10.1	Purchase and Sale Agreement dated as of December 8, 2008 by and among (a) Enterprise Products Operating LLC and Enterprise GTM Holdings L.P. as the Seller Parties and (b) Duncan Energy Partners L.P., DEP Holdings, LLC, DEP Operating Partnership, L.P and DEP OLP GP, LLC as the Buyer Parties.

10.2	Contribution, Conveyance and Assumption Agreement dated as of December 8, 2008 by and among Duncan Energy Partners L.P., DEP OLPGP, LLC, DEP Operating Partnership, L.P. and Enterprise GTM Holdings L.P.

10.3	Third Amended and Restated Agreement of Limited Partnership of Enterprise GC, L.P. dated as of December 8, 2008.

10.4	Fourth Amended and Restated Agreement of Limited Partnership of Enterprise Intrastate L.P. dated as of December 8, 2008.

10.5	Amended and Restated Company Agreement of Enterprise Texas Pipeline, LLC dated as of December 8, 2008.

10.6	Amended and Restated Omnibus Agreement dated as of December 8, 2008 among Enterprise Products Operating LLC, DEP Holdings, LLC, Duncan Energy Partners L.P., DEP OLPGP, LLC, DEP Operating Partnership, L.P., Enterprise Lou-Tex Propylene Pipeline L.P., Sabine Propylene Pipeline L.P., Acadian Gas, LLC, Mont Belvieu Caverns, LLC, South Texas NGL Pipelines, LLC, Enterprise Texas Pipeline LLC, Enterprise Intrastate L.P. and Enterprise GC, L.P.

10.7	Term Loan Agreement, dated as of April 18, 2008, among Duncan Energy Partners L.P., the lenders party thereto, Wachovia Bank, National Association, as Administrative Agent, Suntrust Bank and The Bank of Nova Scotia, as Co-Syndication Agents, and Mizuho Corporate Bank, Ltd. and The Royal Bank of Scotland plc, as Co-Documentation Agents (including Form of Note attached as Exhibit G thereto).

10.8	First Amendment to Term Loan Agreement, dated as of July 11, 2008, among Duncan Energy Partners L.P., Wachovia Bank, National Association, as Administrative Agent, and the Lenders party thereto.

10.9	Unit Purchase Agreement, dated as of December 8, 2008, by and between Duncan Energy Partners L.P. and Enterprise Products Operating LLC.

23.1	Consent of Stephanie C. Hildebrandt, Esq. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP.

99.1	Combined Financial Statements of DEP II Midstream Business for the nine months ended September 30, 2008 and the years ended December 31, 2007, 2006 and 2005.

99.2	Pro Forma Financial Statements.

99.3	Press release announcing transaction dated December 8, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P.

By: DEP Holdings, LLC, as general partner

Date: December 8, 2008	By: Name:	/s/ Michael J. Knesek Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of DEP Holdings, LLC

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amendment to Amended and Restated Partnership Agreement of Duncan Energy Partners L.P. dated as of December 8, 2008.

5.1	Opinion of Stephanie C. Hildebrandt, Esq. re validity of common units.

10.1	Purchase and Sale Agreement dated as of December 8, 2008 by and among (a) Enterprise Products Operating LLC. and Enterprise GTM Holdings L.P. as the Seller Parties and (b) Duncan Energy Partners L.P., DEP Holdings, LLC, DEP Operating Partnership, L.P and DEP OLP GP, LLC as the Buyer Parties.

10.2	Contribution, Conveyance and Assumption Agreement dated as of December 8, 2008 by and among Duncan Energy Partners L.P., DEP OLPGP, LLC, DEP Operating Partnership, L.P. and Enterprise GTM Holdings L.P.

10.3	Third Amended and Restated Agreement of Limited Partnership of Enterprise GC, L.P. dated as of December 8, 2008.

10.4	Fourth Amended and Restated Agreement of Limited Partnership of Enterprise Intrastate L.P. dated as of December 8, 2008.

10.5	Amended and Restated Company Agreement of Enterprise Texas Pipeline, LLC dated as of December 8, 2008.

10.6	Amended and Restated Omnibus Agreement dated as of December 8, 2008 among Enterprise Products Operating LLC, DEP Holdings, LLC, Duncan Energy Partners L.P., DEP OLPGP, LLC, DEP Operating Partnership, L.P., Enterprise Lou-Tex Propylene Pipeline L.P., Sabine Propylene Pipeline L.P., Acadian Gas, LLC, Mont Belvieu Caverns, LLC, South Texas NGL Pipelines, LLC, Enterprise Texas Pipeline LLC, Enterprise Intrastate, L.P. and Enterprise GC, L.P.

10.7	Term Loan Agreement, dated as of April 18, 2008, among Duncan Energy Partners L.P., the lenders party thereto, Wachovia Bank, National Association, as Administrative Agent, Suntrust Bank and The Bank of Nova Scotia, as Co-Syndication Agents, and Mizuho Corporate Bank, Ltd. and The Royal Bank of Scotland plc, as Co-Documentation Agents (including Form of Note attached as Exhibit G thereto).

10.8	First Amendment to Term Loan Agreement, dated as of July 11, 2008, among Duncan Energy Partners L.P., Wachovia Bank, National Association, as Administrative Agent, and the Lenders party thereto.

10.9	Unit Purchase Agreement, dated as of December 8, 2008, by and between Duncan Energy Partners L.P. and Enterprise Products Operating LLC.

23.1	Consent of Stephanie C. Hildebrandt, Esq. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP.

99.1	Combined Financial Statements of DEP II Midstream Business for the nine months ended September 30, 2008 and the years ended December 31, 2007, 2006 and 2005.

99.2	Pro Forma Financial Statements.

99.3	Press release announcing transaction dated December 8, 2008.